Lang Michener LLP
Lawyers - Patent & Trade Mark Agents

Vancouver Toronto Ottawa	1500 - 1055 West Georgia Street, P.O. Box 11117 Vancouver, British Columbia, Canada V6E 4N7 Telephone (604) 689-9111 Facsimile (604) 685-7084

File Number: 41325-0176

Web site: www.langmichener.com

November 17, 2009

Great Basin Gold Ltd.
138 West Street, 4th Floor
Sandown, 2196, Sandton
South Africa 2146

and

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

Re:	Great Basin Gold Ltd. (the “Company”)
Registration Statement on Form F-10

We hereby consent to the reference to us in the registration statement on Form F-10, as amended (File No. 333-163021) (the “Registration Statement”) and the related short form base shelf prospectus (the “Prospectus”) of the Company relating to the offering of common shares.  We also consent to the use of our firm name under the headings “Enforceability of Civil Liabilities  by U.S. Investors” and “Legal Matters”.  We also consent to the reference to our opinion under the heading “Enforceability of Civil Liabilities by U.S. Investors”, all as contained in the Prospectus included in the Registration Statement.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Yours truly,

Lang Michener LLP

/s/ Lang Michener LLP